SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C.  20549

                           ----------------------

                                  FORM 8-K

                               CURRENT REPORT
                    Pursuant to Section 13 OR 15(d) of the
                     Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2003


                            ADVANT-E CORPORATION
                          ------------------------
            (Exact name of registrant as specified in its charter)


     Delaware                           0-30983           88-0339012
---------------------------         --------------     -----------------
(State or other jurisdiction       (Commission File    (I.R.S. Employer
of incorporation or organization)    Number)           Identification No.)


2680 Indian Ripple Rd., Dayton, OH                      45440
----------------------------------------               --------
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  937-429-4288


        --------------------------------------------------------------
        (Former name or former address, if changed since last report)


ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On July 24, 2003, Advant-e Corporation issued a press release announcing its financial results for the quarter ending June 30, 2003 and for the six months ending June 30, 2003. The text of the release is attached as an exhibit hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
   (c)   EXHIBITS.

   Exhibit                                                             Method
   Number                     Description                             of Filing
   -------                    -----------                             ---------

    99.1                 Company Press Release                          Filed
                                                                       Herewith


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          Advant-e Corporation
                                                          --------------------
                                                              (Registrant)


July 24, 2003                                       By:  /s/ Jason K. Wadzinski
                                                         ----------------------
                                                             Jason K. Wadzinski
                                                        Chief Executive Officer


EXHIBIT 99.1 - COMPANY PRESS RELEASE

Thursday July 24, 2003

           Advant-e Corporation Announces Second Quarter 2003 Results

    Revenue Increased 46%, Net Loss Decreased 81% in Q2 2003 over Q2 2002

DAYTON, Ohio, July 24, 2003 -- Advant-e Corporation (OTC Bulletin Board: AVEE), a provider of business-to-business electronic commerce internet-based solutions and software, today announced financial and operating results for the quarter ending June 30, 2003. For the second quarter of 2003 the Company reported revenues of $715,108, a 46% increase over revenues of $491,437 in the second quarter in 2002 and a 10% increase over revenues of $649,378 in the first quarter of 2003. The increase in revenue was the result of continued growth and market acceptance of the Company's internet-based electronic commerce subscription services.

Expenses in the second quarter of 2003 were $717,135 compared to $518,071 in the second quarter of 2002 and $731,209 in the first quarter of 2003. Net loss for the second quarter of 2003 was $5,979, ($.00) per share, compared to a net loss of $31,449, ($.01) per share, for the second quarter of 2002 and a net loss of $69,824, ($.01) per share, for the first quarter of 2003.

For the six months ending June 30, 2003, revenue was $1,364,486, a 53% increase over revenue of $894,687 for the same period in 2002. Net loss for first six months of 2003 was $75,803 compared to $82,857 in the first six months of 2002. Jason K. Wadzinski, President and CEO of Advant-e, stated, "Given current economic conditions, we continue to make positive progress. Market acceptance and associated revenues of our internet-based solutions continue to grow while expenses were down slightly from the previous quarter. Our web-EDI solutions continue to provide the majority of our revenue, with GroceryEC.com being the biggest contributor. We are seeing positive momentum from our other web-EDI solutions as well as EnterpriseEC, our hosted trading community management and connectivity service."

About Advant-e Corporation

Advant-e, via its wholly owned and sole operating subsidiary Edict Systems, Inc., is a provider of Business-to-Business electronic commerce software and Internet-based applications specializing in Electronic Data Interchange (EDI) and XML-based solutions for recurring transactions. Advant-e specializes in horizontal transaction services via EnterpriseEC, an Internet-based Electronic Business Transaction Network, and within specific vertical industries via web-based "vortals" including www.GroceryEC.com, www.RetailEC.com, www.CPGSupplier.com, www.LogisticsEC.com, and www.MfgEC.com.

In addition to Internet and web-based e-commerce solutions, Edict Systems also provides e-commerce integration and bar coding applications via its FORMULA_ONE translation software and Bar Code Label Modules. Additional information about Advant-e Corporation can be found at www.Advant-e.com and www.edictsystems.com or by contacting investor relations at (937) 429-4288. The company's email is info@edictsystems.com.


                  ADVANT-E CORPORATION AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                  Three Months Ended     Six Months Ended
                                       June 30,               June 30,
                                     2003      2002         2003      2002
                                     ----      ----         ----      ----
REVENUES
  Internet products and services    655,497   383,507     1,265,441   727,516
  Software and license fees          59,611   107,930        99,045   167,171
                                    -------   -------     ---------   -------
     Total revenues                 715,108   491,437     1,364,486   894,687
                                    -------   -------     ---------   -------
OPERATING EXPENSES
  Production                         31,981    36,327        59,719    68,885
  Salaries and benefits             383,541   245,536       770,006   475,711
  General and administrative        163,410   123,110       349,530   193,444
  Depreciation                       13,510     8,100        22,846    14,802
  Amortization of software
    development costs                71,617    31,168       139,881    58,312
  Interest                           53,076    73,830       106,362   158,980
                                    -------   -------     ---------   -------
     Total operating expenses       717,135   518,071     1,448,344   970,134
                                    -------   -------     ---------   -------
LOSS BEFORE TAXES                   (2,027)  (26,634)      (83,858)  (75,447)

INCOME TAXES (BENEFIT)                3,952     4,815       (8,055)    7,410
                                      -----     -----     ---------   -------
NET LOSS                            (5,979)  (31,449)      (75,803)  (82,857)
                                    =======   =======     =========   =======
LOSS PER SHARE
  Basic and diluted                  (0.00)    (0.01)        (0.01)    (0.01)
                                      ====      ====          ====      ====
AVERAGE SHARES OUTSTANDING
  Basic and diluted               5,661,002 5,661,002     5,661,002 5,661,002
                                  ========= =========     ========= =========



                  ADVANT-E CORPORATION AND SUBSIDIARY
                     CONSOLIDATED BALANCE SHEETS

                                                   June      December
                                                 30, 2003    31, 2002
                                                   ----        ----
                                                (Unaudited)
                 ASSETS

CURRENT ASSETS
  Cash and cash equivalents                    $   126,887     98,740
  Accounts receivable, net                         175,267    157,655
  Prepaid expenses                                  37,151     46,817
  Deferred income taxes                             48,655     40,600
                                                 ---------  ---------
    Total current assets                           387,960    343,812
                                                 ---------  ---------

SOFTWARE DEVELOPMENT COSTS, net of accumulated
  amortization of $434,648 at June 30, 2003
  and $294,767 at December 31, 2002                578,241    634,956

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $126,305 at June 30, 2003
  and $103,460 at December 31, 2002                170,826    171,589

OTHER ASSETS
  Deferred income taxes                             79,046     79,046
  Deposits                                           6,583      6,583
                                                 ---------  ---------
                                                    85,629     85,629
                                                 ---------  ---------
    Total assets                               $ 1,222,656  1,235,986
                                                 =========  =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                             $   134,067    158,320
  Accrued interest                                 167,065    118,025
  Other accrued expenses                            67,105     49,600
  Deferred revenue                                  77,355     93,893
  Bank note payable                                 12,027     14,097
  Convertible subordinated notes payable, net      773,207    729,621
  8% demand notes payable to shareholder            45,000     45,000
                                                 ---------  ---------
    Total current liabilities                    1,275,826  1,208,556
                                                 ---------  ---------
LONG-TERM LIABILITIES
  Bank note payable, less current maturities             -      4,797
                                                 ---------  ---------
    Total liabilities                            1,275,826  1,213,353
                                                 ---------  ---------
SHAREHOLDERS' EQUITY (DEFICIT)
  Common stock, $.001 par value; 20,000,000
    shares authorized; 5,661,002 issued and
    outstanding                                      5,661      5,661
  Paid-in capital                                  850,459    850,459
  Accumulated deficit                             (909,290)  (833,487)
                                                 ---------  ---------
    Total shareholders' equity (deficit)           (53,170)    22,633
                                                 ---------  ---------
    Total liabilities and shareholders'
     equity (deficit)                          $ 1,222,656  1,235,986
                                                 =========  =========


                  ADVANT-E CORPORATION AND SUBSIDIARY
            CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                   Six Months Ended
                                                       June 30,
                                                    2003      2002
                                                    ----      ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                       $ (75,803)  (82,857)
    Adjustments to reconcile net loss to net
    cash provided by operating activities:
      Depreciation                                  22,846    14,802
      Amortization of software development costs   139,881    58,312
      Deferred income taxes (benefit)              ( 8,055)    7,410
      Amortization of note discount resulting
      from valuation of warrants and beneficial
      conversion features                           43,586   112,505
    Increase (decrease) in cash arising from
    changes in assets and liabilities:
      Accounts receivable                          (17,612)  (83,534)
      Prepaid expenses                               9,666    35,777
      Accounts payable                             (24,253)   50,766
      Accrued interest                              49,040    41,175
      Other accrued expenses                        17,505     1,390
      Deferred revenue                             (16,538)    1,789
                                                   -------   -------
        Net cash provided by
          operating activities                     140,263   157,535
                                                   -------   -------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of equipment                           (22,083)  (11,592)
  Software development costs                       (83,166) (181,917)
                                                   -------   -------
        Net cash used in investing activities     (105,249) (193,509)
                                                   -------   -------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on bank loans                            (6,867)  (43,592)
                                                   -------  --------
        Net cash used in financing activities       (6,867)  (43,592)
                                                   -------   -------
NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS                                    28,147   (79,566)

Cash and cash equivalents, beginning of period      98,740   180,679
                                                  --------  --------
CASH AND CASH EQUIVALENTS, END OF PERIOD         $ 126,887   101,113
                                                  ========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW ITEMS
  Interest paid                                  $  12,382     5,299

The information in this news release includes certain forward looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements to the future financial performance of the company. Although the company believes that the expectations reflected in its forward looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties.